CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our reports dated November 19, 1999, accompanying the October 31, 1999 financial statements of Capstone Japan Fund and Capstone New Zealand Fund, each a series of shares of Capstone International Series Trust, which are incorporated by reference in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus.





                                          BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
February 24, 2000